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                                                                      EXHIBIT 11


                           ARI NETWORK SERVICES, INC.

                       COMPUTATION OF NET LOSS PER SHARE
                    Years ended July 31, 1996, 1995 and 1994

                                        1996          1995           1994
                                    -----------------------------------------
Average shares outstanding           12,455,335    12,071,135      10,904,011
                                    =========================================
Loss before extraordinary credit    $(4,205,535)  $(4,338,612)   $(16,025,853)
Extraordinary credit                          -             -         937,171
                                    -----------------------------------------
Net loss                            $(4,205,535)  $(4,338,612)   $(15,088,682)
                                    =========================================

Per share amounts:
  Loss before extraordinary credit        $(.34)        $(.36)         $(1.47)
  Extraordinary credit                        -             -             .09
                                    -----------------------------------------
  Net loss                                $(.34)        $(.36)         $(1.38)
                                    =========================================